UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 17, 2005

Oshkosh Truck Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     Effective May 17, 2005, the Board of Directors of Oshkosh Truck Corporation (the “Company”) unanimously voted to increase the size of the Company’s Board of Directors from 11 to 12 persons and to elect Robert A. Cornog as a new director to fill the vacancy created by such increase. The Company’s Board of Directors determined on the same date that Mr. Cornog qualifies as an “independent” director as that term is used under the Securities Exchange Act of 1934, as amended, and under the listing standards of the New York Stock Exchange.

        From 2001 to 2002, Mr. Cornog, now retired, served as the Chairman of Snap-on Incorporated, a leading manufacturer and marketer of tool, diagnostic and equipment solutions for professional tool and equipment users. From 1992 to 2001, Mr. Cornog served as Chairman, President and Chief Executive Officer of Snap-on Incorporated. Mr Cornog joined Snap-on Incorporated in 1991 as its President and Chief Executive Officer. Prior to that, Mr. Cornog served as President of MacWhyte Company. Mr. Cornog is a director of Johnson Controls, Inc. and Wisconsin Energy Corporation/Wisconsin Electric Power Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: May 19, 2005	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary